EXHIBIT 99.1

10753 Macatawa Drive Holland, Michigan 49424
NEWS RELEASE
NASDAQ STOCK MARKET FOR RELEASE: DATE:	MCBC Immediate February 2, 2012

Macatawa Bank Corporation Reports Profitable Fourth Quarter and Year-end Results

Holland, Michigan, February 2, 2012 - Macatawa Bank Corporation (Nasdaq: MCBC) today announced its results for the fourth quarter and for the full year of 2011, again showing continued improvement in key operating metrics and capital ratios.
•	Improved earnings in both the fourth quarter and for the full year of 2011 compared to the same periods in the prior year
•	Regulatory capital ratios increased and reached their highest levels in twelve years
•	Continued improvement in asset quality metrics, with nonperforming loans at their lowest level since the first quarter of 2007
•	Net charge-offs down 63 percent to $11.1 million for the year 2011 compared to $29.7 million for the year 2010
•	Coverage of allowance for loan losses to non-performing loans improved further and is over 1-to-1 at 109.31%
•	Earnings negatively impacted by high costs associated with non-performing assets. Non-performing assets decreased during the fourth quarter and the year but remain at elevated levels

Macatawa reported net income available to common shares of $1.1 million, or $0.04 per diluted share, in the fourth quarter 2011 compared to net income of $835,000, or $0.05 per diluted share, for the fourth quarter 2010. For the full year, the Company reported net income of $5.8 million in 2011 compared to a net loss of $17.9 million for the same period in 2010.

"The fourth quarter of 2011 showed continuing progress for the Company in a year in which much performance improvement has occurred," said Richard L. Postma, Chairman of the Board of the Company. "Fourth quarter 2011 results were profitable without the benefit of negative loan loss provisions, which the Company had experienced in recent quarters. All key metrics improved during 2011, including capital ratios, liquidity measures and asset quality metrics. However, earnings were below desired levels due to continued high costs associated with non-performing assets despite a significant reduction in the level of these assets during the year.

Mr. Postma continued: "While profits improved in 2011, we also strengthened the Company's balance sheet by increasing capital to its highest level since 1999 through our successful stock offering in the second quarter, virtually eliminating the Company's reliance on non-core funding, improving coverage of the allowance for loan losses to non-performing loans to a ratio that now exceeds 1-to-1, lowering total loan delinquencies by 76%, and lowering non-performing assets by almost 30%. Our strengthened balance sheet will allow the Company to begin cultivating new loan origination, which is crucial to meeting the community's financial services needs going forward."

Mr. Postma concluded: "The Board of Directors is pleased with the progress the Bank has made over the past two years, but we are not satisfied. Our primary focus in 2012 will be to increase earning assets with prudent loan portfolio growth, and to reduce our level of non-performing assets to acceptable levels. Our mission continues to be to serve West Michigan as an exceptional, locally owned and managed bank, ready to meet the community's financial services needs in a supportive and productive manner."

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Macatawa Bank Corporation 4Q Results / page 2 of 4

Operating Results

Net interest income for the fourth quarter 2011 totaled $11.4 million, a decrease of $82,000 from the third quarter 2011 and a decrease of $865,000 from the fourth quarter 2010. Net interest margin was 3.28 percent, up 3 basis points from 3.25 percent on a consecutive quarter basis, and down 10 basis points from 3.38 percent for the fourth quarter 2010. The margin increase from the third quarter 2011 was due primarily to a smaller number of loans moving to nonaccrual status and a rise in loan-related fees. The margin declined compared to fourth quarter 2010 primarily as a result of a sharp increase in institutional deposits late in the fourth quarter of 2010 and retained throughout 2011. While maintaining a strong liquidity position for the Bank, these excess short term deposits had the impact of decreasing net interest margin.

Average interest earning assets for the fourth quarter 2011 decreased $17.1 million from the third quarter 2011 and were down $52.1 million from the fourth quarter 2010, negatively impacting net interest income. The decreases in assets reflected the Bank's continued focus on reduction in credit exposure within certain segments of its loan portfolio.

Non-interest income decreased to $3.7 million for the fourth quarter 2011 compared to $3.9 million for the third quarter 2011 and $4.5 million from the fourth quarter 2010. The reduction from the third quarter 2011 was due to decreased gains on sales of mortgage loans. The reduction from the fourth quarter of 2010 related primarily to a $574,000, one-time gain recognized in December 2010 on the sale of a property that had been held for branch expansion.

Non-interest expense was $14.0 million for the fourth quarter 2011, compared to $15.6 million for the third quarter 2011 and $15.6 million for the fourth quarter 2010. The largest fluctuations in non-interest expense related to costs associated with the administration and disposition of problem loans and non-performing assets, which were down $1.5 million compared to the third quarter 2011 and down $1.3 million compared to the fourth quarter 2010. FDIC insurance assessments remained stable compared to the third quarter 2011, but were $213,000 lower than the fourth quarter 2010 primarily due to the reduction in total assets of the Bank and changes to the FDIC assessment methodology.

Asset Quality

As a result of the continued decline in charge-offs, consistent improvements in nonperforming loans and past due loans over the past several quarters, and continued shrinkage of the loan portfolio, no provision for loan losses was recorded in the fourth quarter 2011. Net charge-offs for the fourth quarter 2011 were $3.2 million, following the third quarter 2011 when the Company experienced net charge-offs of $1.4 million, which were at the lowest quarterly level since the second quarter 2007. Net charge-offs decreased $2.0 million in the fourth quarter 2011 compared to $5.2 million in the fourth quarter 2010. For the full year 2011, the Company recorded net charge-offs of $11.1 million, down dramatically from $29.7 million for the same period in 2010. Total loans past due on payments by 30 days or more amounted to $13.1 million at December 31, 2011, down from $20.7 million at September 30, 2011 and $55.7 million at December 31, 2010.

The allowance for loan losses of $31.6 million was 2.95 percent of total loans at December 31, 2011, compared to 3.22 percent of total loans at September 30, 2011, and 3.90 percent at December 31, 2010. While this overall loan coverage ratio declined, the more important coverage ratio of allowance for loan losses to nonperforming loans continued to significantly improve, exceeding 1-to-1 coverage at 109.31 percent at December 31, 2011, compared to 99.47 percent at September 30, 2011, and 62.93 percent at December 31, 2010. This ratio is at its highest level since March 2007.

At December 31, 2011, the Company's non-performing loans were $28.9 million, representing 2.70 percent of total loans, the lowest level since the first quarter of 2007. This compares to $35.0 million (3.24% of total loans) at September 30, 2011, and $75.4 million (6.19% of total loans) at December 31, 2010. Other-real-estate-owned was stable compared to September 30, 2011 at $66.4 million and increased $8.5 million from $58.0 million at December 31, 2010. These balances have increased as our problem loans have migrated through the normal collection process. However, total nonperforming assets have decreased by $38.0 million, over 28 percent, from December 31, 2010 to December 31, 2011.

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Macatawa Bank Corporation 4Q Results / page 3 of 4

A break-down of non-performing loans is shown in the table below.
Dollars in 000s	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010
Commercial Real Estate	$16,940	$23,107	$33,715	$43,039	$60,186
Commercial and Industrial	9,560	9,875	4,814	11,180	12,170
Total Commercial Loans	26,500	32,982	38,529	54,219	72,356
Residential Mortgage Loans	1,888	1,373	1,091	389	1,830
Consumer Loans	558	671	825	1,489	1,175
Total Non-Performing Loans	$28,946	$35,026	$40,445	$56,097	$75,361
Residential Developer Loans (a)	$8,513	$13,289	$16,070	$20,715	$22,137

(a)	Represents the amount of loans to residential developers secured by single family residential property which is included in non-performing commercial loans secured by real estate

Total non-performing assets were $95.4 million, or 6.33 percent of total assets, at December 31, 2011. A break-down of non-performing assets is shown in the table below.
Dollars in 000s	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010
Non-Performing Loans	$28,946	$35,026	$40,445	$56,097	$75,361
Other Repossessed Assets	0	26	6	22	50
Other Real Estate Owned	66,438	66,484	65,432	64,992	57,984
Total Non-Performing Assets	$95,384	$101,536	$105,883	$121,111	$133,395

Balance Sheet, Liquidity and Capital

Total assets were $1.51 billion at December 31, 2011, a decrease of $70.6 million from $1.58 billion at December 31, 2010. Total loans were $1.07 billion at December 31, 2011, down $146.2 million from $1.22 billion at December 31, 2010.

Commercial loans decreased by $138.6 million, representing the majority of the decrease in total loans since December 31, 2010. The commercial real estate portfolio was reduced by $100.9 million as the Company continued its efforts to reduce exposure in these segments. Commercial and industrial loans declined by $37.6 million.

The composition of the commercial loan portfolio is shown in the table below:
Dollars in 000s	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010
Construction and development	$90,191	$111,244	$115,783	$121,147	$133,228
Other commercial real estate	478,076	486,708	489,138	504,600	535,961
Commercial Loans Secured by Real Estate	568,267	597,952	604,921	625,747	669,189
Commercial and Industrial	227,051	221,619	231,670	260,669	264,679
Total Commercial Loans	$795,318	$819,571	$836,591	$886,416	$933,868
Residential Developer Loans (a)	$66,331	$76,772	$83,612	$91,626	$95,736

(a)	Represents the amount of loans to residential developers secured by single family residential property which is included in commercial loans secured by real estate

Macatawa Bank Corporation 4Q Results / page 4 of 4

The reduction in loans since year-end 2010 allowed the Company to continue its reduction of wholesale funding. Since December 31, 2010, wholesale funding, including brokered deposits and other borrowed funds, decreased by $84.9 million. Total deposits were $1.22 billion at December 31, 2011, down $61.3 million from $1.28 billion at December 31, 2010, as the Bank continued to encourage run-off of brokered deposits and higher priced local certificates of deposit. The Bank had no brokered deposits remaining at December 31, 2011. Customer deposit accounts remain fully insured to the highest levels available under FDIC deposit insurance.

The Bank's capital ratios continued to improve in the fourth quarter 2011. At December 31, 2011, all of the regulatory capital ratios for Macatawa Bank were maintained at levels comfortably above those ordinarily required to be categorized as "well capitalized" under applicable regulatory capital guidelines, and were in excess of the levels required by its Consent Order. Further, the Bank's regulatory capital ratios at December 31, 2011 were at their highest levels since December 31, 1999. Because the Bank is subject to the Consent Order, it cannot be categorized as "well capitalized" regardless of actual capital levels. As a result, the Bank was categorized as "adequately capitalized" at December 31, 2011.

About Macatawa Bank

Headquartered in Holland, Michigan, Macatawa Bank Corporation is the parent company for Macatawa Bank. Through its banking subsidiary, the Company offers a full range of banking, investment and trust services to individuals, businesses, and governmental entities from a network of 26 full service branches located in communities in Kent County, Ottawa County, and northern Allegan County. Services include commercial, consumer and real estate financing, business and personal deposit services, ATM's and Internet banking services, trust and employee benefit plan services, and various investment services. The Company emphasizes its local management team and decision making, along with providing customers excellent service and superior financial products.

"CAUTIONARY STATEMENT: This press release contains forward-looking statements that are based on management's current beliefs, expectations, assumptions, estimates, plans and intentions. Forward-looking statements are identifiable by words or phrases such as "will," "continue," "focus," "mission" "desired," "begin," "going forward" and other similar words or phrases. Such statements are based upon current beliefs and expectations and involve substantial risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These statements include, among others, statements related to trends in our credit quality metrics, future levels of profitability and our ability to reduce our level of non-performing assets increase prudent loan origination, and realize recoveries on loans previously charged-off. All statements with references to future time periods are forward-looking. Management's determination of the provision and allowance for loan losses, the appropriate carrying value of intangible assets (including goodwill, mortgage servicing rights and deferred tax assets) and other-real-estate owned and the fair value of investment securities (including whether any impairment on any investment security is temporary or other-than-temporary and the amount of any impairment) involves judgments that are inherently forward-looking. Our ability to sell other-real-estate owned at its carrying value or at all, successfully implement new programs and initiatives, increase efficiencies, maintain our current level of deposits and other sources of funding, maintain liquidity, respond to declines in collateral values and credit quality, and improve profitability is not entirely within our control and is not assured. The future effect of changes in the real estate, financial and credit markets and the national and regional economy on the banking industry, generally, and Macatawa Bank Corporation, specifically, are also inherently uncertain. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("risk factors") that are difficult to predict with regard to timing, extend, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed in or implied by such forward-looking statements. Macatawa Bank Corporation does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Risk factors include, but are not limited to, the risk factors described in "Item 1A - Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2010. These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement.

MACATAWA BANK CORPORATION
CONSOLIDATED FINANCIAL SUMMARY
(Unaudited)

(Dollars in thousands except per share information)
	Three Months Ended December 31		Twelve Months Ended December 31
EARNINGS SUMMARY	2011	2010	2011	2010
Total interest income	$14,537	$17,084	$60,779	$76,003
Total interest expense	3,118	4,800	14,480	25,436
Net interest income	11,419	12,284	46,299	50,567
Provision for loan loss	-	400	(4,700)	22,460
Net interest income after provision for loan loss	11,419	11,884	50,999	28,107

NON-INTEREST INCOME
Deposit service charges	887	1,027	3,692	4,252
Net gains on mortgage loans	335	538	1,728	1,462
Trust fees	629	697	2,543	3,079
Other	1,819	2,246	6,929	9,230
Total non-interest income	3,670	4,508	14,892	18,023

NON-INTEREST EXPENSE
Salaries and benefits	5,602	5,336	22,217	21,886
Occupancy	987	989	3,949	4,056
Furniture and equipment	861	831	3,318	3,554
FDIC assessment	812	1,025	3,472	4,706
Administration and disposition of problem assets	2,941	4,196	15,601	15,415
Other	2,801	3,180	11,505	13,064
Total non-interest expense	14,004	15,557	60,062	62,681
Income (loss) before income tax	1,085	835	5,829	(16,551)
Income tax expense (benefit)	-	-	-	1,303

Net income (loss)	$1,085	$835	$5,829	$(17,854)
Dividends declared on preferred shares	-	-	-	-
Net income (loss) available to common shares	$1,085	$835	$5,829	$(17,854)

Basic earnings per common share	$0.04	$0.05	$0.26	$(1.01)
Diluted earnings per common share	$0.04	$0.05	$0.26	$(1.01)
Return on average assets	0.29%	0.20%	0.38%	-1.08%
Return on average equity	4.61%	4.93%	7.08%	-24.99%
Net interest margin	3.28%	3.38%	3.29%	3.28%
Efficiency ratio	92.81%	92.65%	98.15%	91.39%

BALANCE SHEET DATA	December 31	December 31
Assets	2011	2010
Cash and due from banks	$30,971	$21,274
Federal funds sold and other short-term investments	212,071	214,853
Securities available for sale	54,746	9,120
Securities held to maturity	300	83
Federal Home Loan Bank Stock	11,236	11,932
Loans held for sale	1,026	2,537
Total loans	1,070,975	1,217,196
Less allowance for loan loss	31,641	47,426
Net loans	1,039,334	1,169,770
Premises and equipment, net	55,358	56,988
Acquisition intangibles	64	322
Bank-owned life insurance	25,957	25,014
Other real estate owned	66,438	57,984
Other assets	10,166	8,384
Total Assets	$1,507,667	$1,578,261

Liabilities and Shareholders' Equity
Noninterest-bearing deposits	$324,253	$255,897
Interest-bearing deposits	891,036	1,020,723
Total deposits	1,215,289	1,276,620
Other borrowed funds	148,603	185,336
Surbordinated debt	1,650	1,650
Long-term debt	41,238	41,238
Other liabilities	6,461	5,575
Total Liabilities	1,413,241	1,510,419

Shareholders' equity	94,426	67,842
Total Liabilities and Shareholders' Equity	$1,507,667	$1,578,261

MACATAWA BANK CORPORATION
SELECTED CONSOLIDATED FINANCIAL DATA
(Unaudited)

(Dollars in thousands except per share information)
	Quarterly					Year to Date
	4th Qtr 2011	3rd Qtr 2011	2nd Qtr 2011	1st Qtr 2011	4th Qtr 2010	2011	2010
EARNINGS SUMMARY
Net interest income	$11,419	$11,501	$11,782	$11,598	$12,284	$46,299	$50,567
Provision for loan loss	-	(1,250)	(2,000)	(1,450)	400	(4,700)	22,460
Total non-interest income	3,670	3,927	3,616	3,679	4,508	14,892	18,023
Total non-interest expense	14,004	15,626	14,997	15,436	15,557	60,062	62,681
Federal income tax expense (benefit)	-	-	-	-	-	-	1,303
Net income (loss)	1,085	1,052	2,401	$1,291	835	5,829	(17,854)
Dividends declared on preferred shares	-	-	-	-	-	-	-
Net income (loss) available to common shares	$1,085	$1,052	$2,401	$1,291	$835	$5,829	$(17,854)

Basic earnings per common share	$0.04	$0.04	$0.13	$0.07	$0.05	$0.26	$(1.01)
Diluted earnings per common share	$0.04	$0.04	$0.13	$0.07	$0.05	$0.26	$(1.01)

MARKET DATA
Book value per common share	$2.26	$2.22	$2.18	$2.04	$1.96	$2.26	$1.96
Tangible book value per common share	$2.26	$2.22	$2.17	$2.02	$1.94	$2.26	$1.94
Market value per common share	$2.28	$2.70	$2.77	$2.48	$4.12	$2.28	$4.12
Average basic common shares	27,082,834	27,082,823	18,964,150	17,679,621	17,679,884	22,739,990	17,686,362
Average diluted common shares	27,082,834	27,082,823	18,964,150	17,679,621	17,679,884	22,739,990	17,686,362
Period end common shares	27,082,823	27,082,823	27,083,823	17,679,621	17,679,621	27,082,823	17,679,621

PERFORMANCE RATIOS
Return on average assets	0.29%	0.27%	0.63%	0.33%	0.20%	0.38%	-1.08%
Return on average equity	4.61%	4.52%	13.24%	7.49%	4.93%	7.08%	-24.99%
Net interest margin (fully taxable equivalent)	3.28%	3.25%	3.39%	3.22%	3.38%	3.29%	3.28%
Efficiency ratio	92.81%	101.28%	97.40%	101.04%	92.65%	98.15%	91.39%
Full-time equivalent employees (period end)	392	396	402	385	382	392	382

ASSET QUALITY
Gross charge-offs	$4,196	$3,693	$4,430	$4,132	$5,637	$16,451	$31,837
Net charge-offs	$3,201	$1,385	$2,866	$3,633	$5,167	$11,085	$29,657
Net charge-offs to average loans (annualized)	1.19%	0.51%	1.01%	1.23%	1.66%	0.99%	2.18%
Nonperforming loans	$28,946	$35,026	$40,445	$56,097	$75,361	$28,946	$75,361
Other real estate and repossessed assets	$66,438	$66,510	$65,438	$65,014	$58,034	$66,438	$58,034
Nonperforming loans to total loans	2.70%	3.24%	3.68%	4.86%	6.19%	2.70%	6.19%
Nonperforming assets to total assets	6.33%	6.70%	6.97%	7.78%	8.45%	6.33%	8.45%
Allowance for loan loss	$31,641	$34,842	$37,477	$42,343	$47,426	$31,641	$47,426
Allowance for loan loss to total loans	2.95%	3.22%	3.41%	3.67%	3.90%	2.95%	3.90%
Allowance for loan loss to nonperforming loans	109.31%	99.47%	92.66%	75.48%	62.93%	109.31%	62.93%

CAPITAL & LIQUIDITY
Average equity to average assets	6.21%	6.08%	4.80%	4.40%	4.14%	5.37%	4.30%
Tier 1 capital to average assets (Consolidated)	8.25%	8.07%	8.06%	5.84%	5.82%	8.25%	5.82%
Total capital to risk-weighted assets (Consolidated)	13.15%	12.92%	12.71%	10.34%	9.65%	13.15%	9.65%
Tier 1 capital to average assets (Bank)	8.43%	8.23%	8.22%	7.11%	7.10%	8.43%	7.10%
Total capital to risk-weighted assets (Bank)	12.46%	12.19%	11.94%	10.42%	9.68%	12.46%	9.68%

END OF PERIOD BALANCES
Total portfolio loans	$1,070,975	$1,082,512	$1,099,176	$1,153,992	$1,217,196	$1,070,975	$1,217,196
Earning assets	1,349,556	1,371,062	1,378,064	1,417,783	1,453,041	1,349,556	1,453,041
Total assets	1,507,667	1,516,101	1,518,632	1,557,235	1,578,261	1,507,667	1,578,261
Deposits	1,215,289	1,200,558	1,202,556	1,264,665	1,276,620	1,215,289	1,276,620
Total shareholders' equity	94,426	93,329	92,153	69,153	67,842	94,426	67,842

AVERAGE BALANCES
Total portfolio loans	$1,074,574	$1,087,849	$1,139,049	$1,183,517	$1,244,148	$1,120,857	$1,360,548
Earning assets	1,371,149	1,388,236	1,375,513	1,437,638	1,423,287	1,392,938	1,535,146
Total assets	1,515,570	1,531,695	1,513,507	1,565,782	1,634,249	1,531,501	1,660,909
Deposits	1,201,848	1,215,138	1,217,254	1,263,115	1,224,156	1,224,145	1,313,886
Total shareholders' equity	94,164	93,090	72,553	68,924	67,735	82,282	71,445